UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 16, 2013

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Rosemary Ave. Ste. 219 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 465-0030

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On April 16, 2013, Forward Industries, Inc. (the “Company”) entered into an Investment Management Agreement (the “Agreement”) with LaGrange Capital Administration, L.L.C. (“LCA”), pursuant to which the Company retained LCA to manage certain investment accounts funded by the Company (collectively, the “Account”).  Frank LaGrange Johnson, the Company’s Chairman of the Board, serves as the Managing Member of LCA.

Pursuant to the Agreement, LCA is authorized, subject to supervision of the Investment Committee of the Board of Directors of the Company and the terms and conditions of the Agreement, to take all actions and make all decisions regarding the investment and reinvestment of the assets of the Account  utilizing the Investment Strategy (as defined in the Agreement).

As compensation for its services to the Company, LCA shall be entitled to advisory fees, comprised of an asset based fee and a performance fee, as provided in the Agreement.  The asset based fee will equal 1% per annum of the average Account Net Asset Value (“Account NAV”).  The performance fee will equal 20% of the increase (if any) in the Account NAV over an annual period. No performance fee will be payable for any annual period in which the Account NAV at the end of such annual period is below the highest Account NAV at the end of any previous annual period. In addition to such advisory fees, the Company will reimburse LCA for certain investment and operational expenses.

Under the Agreement, the Company or its designees may make cash withdrawals from the Account on March 31, June 30, September 30 or December 31 of each year upon 45 days’ prior written notice to LCA; provided, that, in the event of a breach of certain terms of the Agreement, the Company may make a complete cash withdrawal from the Account immediately without LCA’s consent.

The Agreement is effective as of February 1, 2013 and shall continue until the second anniversary of the effective date.  Thereafter, the term of the Agreement shall automatically renew for additional one year terms unless terminated in accordance with the terms of the Agreement or if a party provides notice to the other party no less than 60 days prior to the end of a term of its decision to terminate the Agreement at the end of the then current term.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Exhibits
	10.1	Investment Management Agreement by and between Forward Industries, Inc. and LaGrange Capital Administration, L.L.C., dated as of February 1, 2013.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2013	By:	/s/ Robert Garrett Jr.
		Name:	Robert Garrett Jr.
		Title:	Principal Executive Officer